Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Trilogy Metals Inc. of our report dated February 16, 2026 relating to the financial statements of Ambler Metals LLC, which appears in Trilogy Metals Inc.’s Annual Report on Form 10-K for the year ended November 30, 2025. We also consent to the reference to us as experts under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

November 9, 2026